AGREEMENT AND PLAN OF MERGER

                                  By and Among

                               Action Telcom Co.,

                               Britt E. Bilberry,

                            Timothy Harding Bilberry,

                                Paul S Bilberry,

                            GST Action Telecom, Inc.

                                       and

                          GST Telecommunications, Inc.

                           --------------------------

                            Dated as of May 31, 1997

                           --------------------------

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                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I  TRANSACTIONS AND TERMS OF THE MERGER.........................2
         1.1   Merger ..................................................2
         1.2   Time and Place of Closing................................2
         1.3   Effective Time...........................................2
         1.4   Charter..................................................2
         1.5   Bylaws ..................................................2
         1.6   Directors and Officers...................................2
         1.7   Conversion of Shares.....................................3
         1.8   Anti-Dilution Provisions.................................4
         1.9   Shares Held in Treasury..................................4
         1.10  Fractional Shares........................................4
         1.11  Rights of Former Shareholders of the Company.............5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF
               THE COMPANY AND THE SELLERS..............................5
         2.1   Corporate Organization;  Requisite Authority
               to Conduct Business; Articles of Incorporation
               and By-Laws .............................................5
         2.2   Capitalization...........................................6
         2.3   Subsidiaries, Etc........................................6
         2.4   Authority Relative to and Validity of Agreements.........6
         2.5   Required Filings and Consents; No Conflict...............7
         2.6   Financial Statements; Books of Account; Records..........7
         2.7   No Undisclosed Liabilities...............................8
         2.8   Absence of Certain Changes and Events....................8
         2.9   Taxes and Tax Returns....................................9
         2.10  Employee Benefit Plans...................................9
         2.11  Title to Property.......................................10
         2.12  Trademarks, Patents and Copyrights......................10
         2.13  Legal Proceedings, Claims, Investigations, Etc..........11
         2.14  Insurance...............................................12
         2.15  Material Contracts......................................12
         2.16  Certain Transactions....................................13
         2.17  Broker .................................................13
         2.18  Environmental Matters...................................13
         2.19  Illegal Payments........................................14
         2.20  Compliance with Law.....................................14
         2.21  Receivables.............................................15
         2.22  Labor  .................................................15
         2.23  Officers, Employees and Compensation....................16
         2.24  Banks; Safe Deposit Boxes...............................17
         2.25  Credit Terms............................................17
         2.26  Tax and Regulatory Matters..............................17
         2.27  Closing Date Effect.....................................17
         2.28  Complete Disclosure.....................................17
         2.29  Texas Articles and Plan of Merger.......................17

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                                                                       PAGE
                                                                       ----

ARTICLE III  REPRESENTATIONS AND WARRANTIES
               OF THE GST COMPANIES....................................18

         3.1   Corporate Organization;  Requisite Authority
               to Conduct Business; Certificate of Incorporation
               and By-Laws ............................................18
         3.2   Execution and Delivery..................................18
         3.3   No Conflicts; Absence of Defaults.......................19
         3.4   Capitalization..........................................19
         3.5   SEC Reports and Financial Statements....................19
         3.6   Legal Proceedings, Claims, Etc..........................20
         3.7   Broker .................................................20
         3.8   Closing Date Effect.....................................20
         3.9   Complete Disclosure.....................................20

ARTICLE IV  ADDITIONAL REPRESENTATIONS
                AND WARRANTIES OF THE SELLERS..........................21

         4.1   Title to Shares; Authority..............................21
         4.2   Authority Relative to and Validity of Agreements........21
         4.3   Required Filings and Consents...........................21
         4.4   Investment..............................................22
         4.5   Exemption from Registration.............................22
         4.6   Accredited Investor.....................................22
         4.7   Available Information...................................22
         4.8   Seller Representative...................................23
         4.9   Transfer Restrictions...................................23
         4.10  Legend .................................................24
         4.11  Citizenship; Age; Residence.............................24
         4.12  Finders.................................................24
         4.13  Indebtedness............................................24

ARTICLE V  COVENANTS OF THE COMPANY AND THE SELLERS....................25
         5.1   Covenants of the Company Regarding Conduct of
               Business Operations Pending the Closing.................25
         5.2   No Other Negotiations...................................26
         5.3   Approval by Sellers.....................................27
         5.4   Outstanding Indebtedness................................27
         5.5   Regulatory Approvals....................................27

ARTICLE VI  ADDITIONAL COVENANTS.......................................27

ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS
                OF THE COMPANY AND THE SELLERS........................29

         7.1   Representations and Warranties True....................29
         7.2   Performance of Covenants...............................29
         7.3   No Proceedings.........................................29
         7.4   Ancillary Documents....................................29
         7.5   Consents and Approvals.................................29
         7.6   Opinion of Counsel to the GST Companies................30
         7.7   Material Changes.......................................31

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                                                                     PAGE
                                                                     ----

ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS
                  OF THE GST COMPANIES................................31

         8.1   Representation and Warranties True.....................31
         8.2   Performance of Covenants...............................31
         8.3   No Proceedings.........................................31
         8.4   Ancillary Documents....................................31
         8.5   Consents and Approvals.................................31
         8.6   Opinion of the Company's and Sellers' Counsel..........32
         8.7   Material Changes.......................................33
         8.8   Due Diligence..........................................33
         8.9   Approval by the Sellers................................33
         8.10  Appraisal Rights.......................................33

ARTICLE IX  INDEMNIFICATION...........................................33
         9.1   Indemnification by the Company and Sellers.............33
         9.2   Indemnification by the GST Companies...................34
         9.3   Survival...............................................34
         9.4   Limitations............................................35
         9.5   Third Party Claims.....................................36
         9.6   Reduction for Insurance................................37
         9.7   Materiality Interpretation.............................37
         9.8   Notice of Claim; Dispute...............................37

ARTICLE X  TERMINATION................................................38
         10.1   Termination...........................................38
         10.2   Effect of Termination.................................38

ARTICLE XI  MISCELLANEOUS.............................................38
         11.1   Expenses..............................................38
         11.2   Notices...............................................38
         11.3   Entire Agreement......................................39
         11.4   Binding Effect, Benefits, Assignments.................39
         11.5   Right of Set-off......................................40
         11.6   Amendment; Waiver; Consent............................40
         11.7   Governing Law.........................................40
         11.8   Arbitration...........................................40
         11.9   Severability..........................................41
         11.10  Headings..............................................41
         11.11  Counterparts..........................................41

EXHIBITS

Exhibit A                           Form of Purchase Price Note
Exhibit B-1                         Texas Articles of Merger
Exhibit B-2                         Texas Plan of Merger
Exhibit C                           Form of Employment Agreement
Exhibit D                           Form of Registration Rights Agreement
Exhibit E                           Form of Amended Note


SCHEDULES

Schedule 2.3                        Subsidiaries
Schedule 2.5                        Required Filings and Consents; No Conflict
Schedule 2.6                        Financial  Statements;   Books  of  Account;
                                    Records
Schedule 2.7                        No Undisclosed Liabilities
Schedule 2.8                        Absence of Certain Changes and Events
Schedule 2.10                       Employee Benefit Plans
Schedule 2.11                       Title to Property
Schedule 2.12                       Trademarks, Patents and Copyrights
Schedule 2.13                       Legal Proceedings,  Claims,  Investigations,
                                    Etc.
Schedule 2.14                       Insurance
Schedule 2.15                       Material Contracts
Schedule 2.16                       Certain Transaction
Schedule 2.20                       Compliance with Law
Schedule 2.23                       Officers, Employees and Corporation
Schedule 2.24                       Banks; Safe Deposit Boxes
Schedule 2.25                       Credit Terms
Schedule 3.1                        Corporate Organization;  Requisite Authority
                                    to   Conduct   Business;    Certificate   of
                                    Incorporation and By-Laws
Schedule 3.2                        Execution and Delivery

         AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of May 31, 1997, by and among ACTION TELCOM CO., a Texas corporation (the "Company"), Britt
E. Bilberry, Timothy Harding Bilberry, and Paul S Bilberry (each a "Seller" and collectively the "Sellers"), GST ACTION TELECOM, INC., a Delaware corporation ("Sub"), and GST TELECOMMUNICATIONS, INC., a federally chartered Canadian corporation ("GST" or the "Buyer").

         Sub and GST are collectively the "GST Companies." Sub is a newly-formed Delaware corporation that is a wholly-owned subsidiary of GST. GST is a public company whose Common Shares, without par value (the "GST Common Shares"), are traded on the American Stock Exchange (the "AMEX").

                                    PREAMBLE

         The Boards of Directors of the Company and the GST Companies are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of the Company by GST pursuant to a merger whereby the Company merges with and into Sub. At the Effective Time of the Merger (as such terms are hereinafter defined), the outstanding shares of capital stock of the Company, par value $1.00 per share (the "Company Stock") shall be converted into the right to receive GST Common Shares and cash. As a result, each of the Sellers, who are currently all of the Company's shareholders, shall become shareholders of GST and Sub shall continue as a wholly-owned subsidiary of GST.

         The transactions described in this Agreement have been approved by GST, the sole shareholder of Sub, and are subject to obtaining certain regulatory approvals and the satisfaction of certain other conditions described in this Agreement. The Company intends promptly to submit this Agreement to the Sellers for their approval.

         The Sellers own the number of shares of Company Common Stock set forth below, which constitutes all the outstanding capital stock of the Company:

                  Britt E. Bilberry              -          291 2/3 shares
                  Timothy Harding Bilberry       -          291 2/3 shares
                  Paul S Bilberry                -          291 2/3 shares

         It is the intention of the parties hereto that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements set forth herein, the parties hereto agree as follows:

                 ARTICLE I TRANSACTIONS AND TERMS OF THE MERGER

         Section 1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Sub, in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware (the "Delaware Act") and Sections 5.01 through 5.04 of the Texas Business Corporation Act (the "TBCA") (the "Merger"). Sub shall be the surviving corporation of the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of GST and shall continue to be governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company and each of the GST Companies.

         Section 1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place on the date that the Effective Time occurs, or at such other time as GST and the Company, acting through their authorized officers, may mutually agree (the date on which such Closing occurs being hereinafter referred to as the "Closing Date"). The Closing shall be held at the office of GST's counsel, Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York.

         Section 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the certificate of merger reflecting the Merger (the "Certificate of Merger") shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of GST and the Company, the parties shall use their reasonable efforts to cause the Effective Time to occur within five business days following the satisfaction or waiver of the last of the conditions precedent to the consummation of the transactions contemplated hereby.

         Section 1.4 CHARTER.  The Certificate of Incorporation of Sub in effect
immediately   prior  to  the  Effective   Time  shall  be  the   Certificate  of
Incorporation of the Surviving Corporation until otherwise amended or repealed.

         Section 1.5 BYLAWS. The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         Section 1.6 DIRECTORS AND OFFICERS. The directors and officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the respective directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         Section 1.7  CONVERSION  OF SHARES.  Subject to the  provisions of this
Section 1.7 through Section 1.10 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, the GST Companies or the shareholders of any of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

                  (a) Each GST Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) All of the shares of Company Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into the right to receive (i) 903,000 restricted GST Common Shares (the "Exchange Shares"), subject to adjustment in accordance with Section 1.7(c)(i) hereof, and (ii) $3,870,000 in cash (the "Cash Payment" and together with the Exchange Shares, the "Consideration") payable as set forth below.

                           (i) The  Exchange  Shares  shall be  delivered to the
                  Sellers on the Closing Date in exchange for certificates representing all outstanding shares of Company Stock, duly endorsed in blank or accompanied by stock powers executed in blank. In the event that the average closing sale price of a GST Common Share on the AMEX, or GST's then principal United States trading market if other than the AMEX (the "Average Closing Sales Price"), for the 10 consecutive trading days ending three trading days prior to the first anniversary of the Closing Date (the "First Anniversary") does not exceed $10 per GST Common Share, GST shall, no later than the First Anniversary, deliver to the Sellers an additional 30,000 restricted GST Common Shares (the "Initial Additional Payment"). In addition, in the event that the Average Closing Sales Price for the 10 consecutive trading days ending three trading days prior to the second anniversary of the Closing Date (the "Second Anniversary") does not exceed $10 per GST Common Share, GST shall, no later than the Second Anniversary, deliver to the Sellers an additional 120,000 restricted GST Common Shares (the "Second Additional Payment" and, together with the Initial Additional Payment, the "Additional Payments").

                           (ii) On each of the Closing Date, the First Anniversary and the Second Anniversary, $1,290,000 of the Cash Payment shall be paid to the Sellers by wire transfer of immediately available funds in accordance with the Sellers' written instructions; provided, However, that in addition to the $1,290,000 to be paid on each of the First Anniversary and Second Anniversary, the payments to be made on each of such dates shall include an additional amount equal to the interest accrued thereon at the rate of 8.5% per annum from the Closing Date to the date of each respective payment. GST's obligations to make the payments referred to in this subparagraph (ii) shall be evidenced by a promissory note in the principal amount of $860,000.00 in substantially the form of Exhibit A attached hereto issued to each of the Sellers (collectively, the "Purchase Price Notes").

         Section 1.8 ANTI-DILUTION PROVISIONS. In the event GST changes the number of GST Common Shares issued and outstanding prior to the Effective Time (or subsequent to the Effective Time but prior to the First Anniversary or Second Anniversary, as the case may be, if, by the terms of this Agreement, Additional Payments are to be made on either or both of such dates) as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "Dilutive Event") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time (or subsequent to the Effective Time but prior to the First Anniversary or Second Anniversary, as the case may be, if, by the terms of this Agreement, Additional Payments are to be made on either or both of such dates), the number of Exchange Shares (or GST Common Shares representing one or more Additional Payments, as the case may be) payable to the Sellers shall be adjusted to reflect the same ownership percentage as such Exchange Shares (or GST Common Shares representing one or more Additional Payments, as the case may be) would have represented immediately prior to such Dilutive Event.

         Section 1.9 SHARES HELD IN TREASURY. Each of the shares of Company Stock held by the Company as treasury stock shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         Section 1.10 FRACTIONAL SHARES. Anything set forth in this Agreement to the contrary notwithstanding, each holder of shares of Company Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a GST Common Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fractional part of a GST Common Share multiplied by (ii) the Average Closing Sales Price for the 10 consecutive trading days ending three trading days prior to the time such GST Common Shares would be payable in accordance with Section 1.7(c) hereof. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         Section 1.11 RIGHTS OF FORMER SHAREHOLDERS OF THE COMPANY. At the Effective Time, the stock transfer book of the Company shall be closed as to holders of Company Stock immediately prior to the Effective Time and no transfer of Company Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange at the Closing, each certificate theretofore representing shares of Company Stock (other than shares to be cancelled pursuant to Section 1.9 hereof) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration in exchange therefor, subject, however, to the Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by GST on the GST Common Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all GST Common Shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of GST Common Shares as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Company Stock issued and outstanding at the Effective Time unless such certificate is surrendered at the Closing.

                  ARTICLE II REPRESENTATIONS AND WARRANTIES OF

                           THE COMPANY AND THE SELLERS

         The Company and each of the Sellers hereby, jointly and severally, represents and warrants to the GST Companies as follows:

         Section 2.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS; ARTICLES OF INCORPORATION AND BY-LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has provided GST with true and complete copies of its Articles of Incorporation (certified by the Secretary of State of the State of Texas) and By-laws (certified by the Secretary of the Company) as in effect on the date hereof. Prior to the Closing, the minute books of the Company will be delivered to the Buyer and will contain true and complete records of all meetings and consents in lieu of meeting of the Company's Board of Directors and of the Company's shareholders since the incorporation of the Company, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. The Company has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or net worth of the Company (a "Company Material Adverse Effect").

         Section 2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of Company Stock, 875 of which are issued and outstanding. The Sellers own all of the shares of Company Stock, which ownership is held free and clear of all liens, claims or encumbrances. The capital stock of the Company is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive or similar rights. There is not outstanding, and the Company is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of the Company including, without limitation, any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose. There are no voting trusts or other agreements or understandings of any kind with respect to the Company's outstanding capital stock.

         Section 2.3 SUBSIDIARIES, ETC. Except as set forth on Schedule 2.3 hereto, the Company does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

         Section 2.4 AUTHORITY RELATIVE TO AND VALIDITY OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder has been duly authorized by its Board of Directors and no further authorization on the part of the Company is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the Company to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and, except as set forth on Schedule 2.5 hereto, no action, waiver or consent by any foreign, federal, state, municipal or other governmental department, commission or agency (a "Governmental Authority") is necessary to make this Agreement a valid instrument binding upon the Company in accordance with its terms. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) as such obligations are subject to general principles of equity.

         Section 2.5 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. (a) Except as set forth on Schedule 2.5 hereto, the Company is not required to submit any notice, report or other filing to any Governmental Authority in connection with the execution, delivery or performance of this Agreement.

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (i) except as set forth in Schedule 2.5 hereto, conflict with or violate any law, regulation, judgment, order or decree binding upon the Company,
(ii) conflict with or violate any provision of its Articles of Incorporation or By-laws, or (iii) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which the Company is a party or which is or purports to be binding upon the Company or by which any of its properties are bound, except for conflicts, breaches, defaults, events, liens, charges, encumbrances or rights of acceleration that would not have a Company Material Adverse Effect.

         (c) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not
(i) result in the loss of any license, franchise, legal privilege or permit possessed by the Company or (ii) give a right of termination to any party to any agreement or other instrument to which the Company is a party or by which any of its properties are bound, except for losses or rights of termination that would not have a Company Material Adverse Effect.

         Section 2.6 FINANCIAL STATEMENTS; BOOKS OF ACCOUNT; RECORDS. Attached hereto as Schedule 2.6 are true and complete copies of the Company's unaudited balance sheets, income statements and statements of cash flow for the fiscal years ended December 31, 1995 and 1996 and unaudited statements for the three-month period ended March 31, 1997 and any financial statements available after such date (together with the related notes, such year-end and interim financial statements are referred to in this Agreement as the "Financial Statements"). The Financial Statements have been prepared on a "tax basis" method applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods indicated. The general ledgers, books of account and other records of the Company are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

         Section 2.7 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule
2.7 hereto, the Company has no debt, liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

                  (a) those set forth or reflected in the Financial Statements and that have not been paid or discharged since the date thereof; and

                  (b) current liabilities arising in the ordinary and usual course of business subsequent to March 31, 1997 that are accurately reflected on its books and records in a manner consistent with past practice.

         Section 2.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Schedule 2.8 hereto, since March 31, 1997, there has not been, with respect to the Company, (i) any Company Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of Company Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer of, or rights granted under, any leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations of any kind other than those currently due; any cancellation of any debts or claims or forgiveness of amounts owed to the Company; or (viii) any change in accounting principles or methods. Since December 31, 1996, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any Material change in the conduct of its business or operations.

         Section 2.9 TAXES AND TAX RETURNS.  (a) For purposes of this Agreement,
(i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

         (b) The Company has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to the Company, and all such duly filed Tax Returns are true, correct and complete in all respects, and (ii) paid in full or made adequate provisions for on its balance sheet all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of the Company, except for statutory liens for current Taxes not yet due and payable or that may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its Tax Returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of the Company, which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any Tax Returns that relate to the Company. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years, which change would affect the accounting for tax purposes, directly or indirectly, of the Company.

         Section 2.10 EMPLOYEE BENEFIT PLANS. Schedule 2.10 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Company Employee Plans") which the Company presently maintains, to which the Company presently contributes or under which the Company has any liability and which relate to employees or independent contractors of the Company. Company Employee Plans administered by the Company have been administered in all material respects in accordance with all requirements of applicable law and all terms of each such plan. Each Company Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by the Company under or with respect to Company Employee Plans have been paid or accrued by the Company. Without limiting the foregoing, there are no unfunded liabilities under any Company
Employee Plan. The Company has not received notice of any investigations, litigation or other enforcement actions against the Company with respect to any of the Company Employee Plans. There are no pending actions, suits or claims by former or present employees of the Company (or their beneficiaries) with respect to the Company Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

         Section 2.11 TITLE TO PROPERTY. The Company has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business and necessary to the operation of its business, free and clear of all liens, claims or encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind that are not yet delinquent or are being contested in good faith by appropriate proceedings that suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others that are not yet delinquent or are being contested in good faith by appropriate proceedings;
(iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; and
(iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property. All of such owned or leased property with a value in excess of $10,000 is listed on Schedule 2.11 hereto.

         Section 2.12 TRADEMARKS, PATENTS AND COPYRIGHTS.

         (a) For purposes of this Agreement, the term "Company Rights" shall mean all intellectual property rights including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trade name and trademark registration, copyright, copyright registration, copyright application, service mark, brand mark and brand name, trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by the Company necessary for the conduct of the Company's business. The Company owns or has the right to use, sell or license all Company Rights and such Company Rights are sufficient for the conduct of the Company's businesses as being conducted as of the date hereof. Schedule 2.12 hereto lists each patent, patent right, patent application, tradename registration, trademark registration, copyright registration, copyright application, source and object code owned or possessed by the Company.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Rights or impair the right of the Company to use, sell or license any Company Rights or any portion thereof, except for breaches, forfeitures, terminations, rights of forfeiture or termination, or impairments that would not have a Company Material Adverse Effect.

         (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or currently under development by the Company violates any license or agreement between the Company and any third party relating to such product or, to the best knowledge of the Company, infringes any intellectual property right of any other party, and there is no pending or, to the best knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Right nor, to the best knowledge of the Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Company, is there any basis for any such assertion.

         (d) No current or prior officers, employees or consultants of the Company claim an ownership interest in any Company Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

         Section 2.13 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC.

         (a) Except as set forth on Schedule 2.13 hereto, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the best knowledge of the Company, threatened, against the Company or any director, officer or employee thereof relating to the Company's business.

         (b) Except as set forth on Schedule 2.13 hereto, the Company is not in violation of, or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of the Company.

         (c) The Company is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other governmental authority.

         Section 2.14 INSURANCE. Schedule 2.14 hereto sets forth a list and brief description of all existing insurance policies maintained by the Company pertaining to its business properties, personnel or assets. The Company is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion, except where such default, failure to give notice or failure to present a claim would not have a Company Material Adverse Effect. All such policies shall have been delivered to the GST Companies prior to the Closing and at all times prior to the Closing shall be in full force and effect. All payments with respect to such policies are current and the Company has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

         Section 2.15  MATERIAL  CONTRACTS.  (a) Except as set forth in Schedule
2.15 hereto, the Company is not a party to and is not bound by any contract or has any commitment, whether written or oral, which has a term in excess of one year and will result in payments in excess of $10,000 or require material performance on the part of the Company, other than (i) contracts or commitments entered into in the ordinary course of business with vendors and customers and
(ii) contracts or commitments cancelable upon not more than 30 days' notice. Each of the contracts and commitments set forth in Schedule 2.15 hereto and each of the other contracts and commitments to which the Company is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms (subject to equitable principles and limitations on indemnity) and there is no default or claim of default against the Company or any notice of termination with respect thereto. The Company has complied in all material respects with all requirements of, and performed all of its material obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the best knowledge of the Company, in default under or in breach of any term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract or commitment that would have a Company Material Adverse Effect. Except as indicated in Schedule 2.15, all consents required from the parties to the contracts and commitments set forth on Schedule 2.15 hereto in connection with the transactions contemplated by this Agreement have been obtained. Copies of all the written documents and a synopsis of all oral contracts and commitments described in Schedule 2.15 hereto have heretofore been made available to the Buyer and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

         (b) Except as set forth in Schedule 2.15 hereto, the Company is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

         Section 2.16 CERTAIN TRANSACTIONS. Except as set forth on Schedule 2.16 hereto, no officer, director or any employee of the Company, or any member of any such person's immediate family, is presently a party to any transaction with the Company relating to the business of the Company including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (ii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner. Except as set forth on Schedule 2.16 hereto, no shareholder or director and no "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) thereof holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business that has material transactions with, the Company.

         Section 2.17 BROKER. Except for the engagement by the Sellers of Access Group, whose fees are to be paid solely by the Sellers, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on any agreements, arrangements or understandings reached or made by, with or on behalf of the Company or the Sellers.

         Section 2.18 ENVIRONMENTAL MATTERS.

         (a) The Company is not the subject of, or to the best knowledge of the Company, being threatened to be the subject of, (i) any enforcement proceeding or (ii) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or
(iii) any third party claim relating to environmental conditions on or off the properties of the Company. The Company has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. To the best knowledge of the Company, no conditions exist on or off the properties of the Company that will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 2.18, an investigation shall include, without limitation, any written notice received by the Company that relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

         (b) To the best knowledge of the Company, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants that the Company (or, to the best knowledge of the Company, any previous occupant of the Company's facilities) has used, stored or otherwise held in or on any of the facilities of the Company, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. To the best knowledge of the Company, such facilities have been maintained by the Company in compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. The Company has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by the Company at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites that pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of the Company. The Company has not installed any underground storage tanks in any of its facilities and, to the best knowledge of the Company, none of such facilities contain any underground storage tanks.

         Section 2.19 ILLEGAL PAYMENTS. The Company and the Sellers have not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, that is in any manner related to the business or operations of the Company, that the Company knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. The Company and the Sellers have not participated, directly or indirectly, in any boycotts affecting any of the Company's actual or potential customers.

         Section 2.20 COMPLIANCE WITH LAW. Except as disclosed on Schedule 2.20, the Company has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions that are applicable to or binding upon the Company or its properties. Schedule 2.20 lists all franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body used in conducting the Company's business. Each of such permits is currently valid and in full force and effect and, except as disclosed in Schedule 2.20, such permits constitute all franchises, licenses, permits, consents, authorizations, approvals, and certificates of any regulatory, administrative or other governmental agency or body necessary to the conduct of the Company's business. The Company is not in violation of such permits. Except as disclosed on Schedule 2.20, there is no pending or, to the best knowledge of the Company, threatened proceeding that could result in the revocation or cancellation of, or inability of the Company to renew, any such permit.

         Section 2.21 RECEIVABLES. Each account receivable reflected on the balance sheet of the Company for the year ended December 31, 1996 and the three-month period ended March 31, 1997 constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business, the account of which was actually due on the date hereof and has been or will be collected in the ordinary course of business. The books and records of the Company state correctly the facts with respect to each account receivable of the Company and the balance due thereon. Each payment reflected on such books and records as having been made on each such account receivable was made by the respective account debtor and not directly or indirectly by any director, officer, employee or agent of the Company unless such person is shown on said books and records as such account debtor. Each document and instrument evidencing, securing or relating to each account receivable including, without limitation, each insurance policy, certificate, bill or statement, is correct and complete in all respects, is genuine and valid and is enforceable in accordance with its terms. To the best knowledge of the Company, there are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim or disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto. Each account receivable, each document and instrument and each transaction underlying or relating thereto conforms in all respects, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule or regulation relating to credit or consumer requirements.

         Section 2.22 LABOR. The Company is not a party to any representation or labor contract. The Company has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of the Company; no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent; and neither the Company nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. At no time during the past five years has the Company experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any said employees, neither the Company nor the GST Companies will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. The Company is in compliance with all federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours and there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state or local agency.

         Section 2.23 OFFICERS, EMPLOYEES AND COMPENSATION. Schedule 2.23 hereto lists and describes as of March 31, 1997, the base salary, fringe benefits and perquisites of any current employee or independent contractor of the Company whose total current base salary exceeds or exceeded in any of the last three years $25,000 annually. Except as disclosed on Schedule 2.23 hereto, there are no other forms of compensation paid by the Company to any such officer or employee. The provisions for wages and salaries accrued on the Financial Statements are and will be adequate to reflect all obligations for wages and salaries and other compensation to the Company's employees through March 31, 1997 including, without limitation, vacation pay, sick pay, and all commissions and other fees due and payable to agents, salesmen and other employees of the Company. The Company is not obligated, directly or indirectly, to any director or shareholder of the Company or any person related to such person by blood or marriage, except for current liability for compensation. None of the Sellers or the Company has any agreements or understandings with any officer, employee or representative of Sellers or the Company that would influence any such person not to remain associated with the Company or to become associated with the GST Companies from and after the Closing Date or from serving the Company or the GST Companies in a capacity similar to the capacity currently held. Schedule 2.23 hereto sets forth the Company's present severance policy and the names, amounts and payment schedules relating to persons currently receiving severance payments or retiree medical benefits.

         Section 2.24 BANKS; SAFE DEPOSIT BOXES. Schedule 2.24 hereto lists the names and locations of all banks at which the Company has an account and/or safe deposit boxes, the numbers of any such accounts and the names of all persons authorized to draw thereon or to have access thereto.

         Section 2.25 CREDIT TERMS. Schedule 2.25 hereto sets forth all the material terms and conditions of credit greater than "net 30" given to any customer of the Company and all discounts given by the Company to its customers.
Schedule 2.25 hereto sets forth a copy of the Company's standard warranties and guarantees and any material departures therefrom.

         Section 2.26 TAX AND REGULATORY MATTERS. Except as may otherwise be disclosed herein, neither the Company nor the Sellers have taken any action or have any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any consents of Governmental Authorities or result in the imposition of a condition or restriction of the type which in the reasonable judgment of the Board of Directors of the GST Companies would materially adversely impact the economic or business benefits of the transaction contemplated by this Agreement that, had such condition or requirement been known, the GST Companies would not have entered into this Agreement.

         Section 2.27 CLOSING DATE EFFECT. All of the representations and warranties of the Sellers and the Company are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the Sellers and the Company to the GST Companies on the Closing Date.

         Section 2.28 COMPLETE DISCLOSURE. No representation or warranty made by the Company or the Sellers in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to the Buyer by or on behalf of the Company or any Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

         Section 2.29 TEXAS ARTICLES AND PLAN OF MERGER. The Articles of Merger and Plan of Merger attached as Exhibits B-1 and B-2, respectively, are in proper form and substance for filing under the TBCA and the filing thereof with the Secretary of State of Texas shall result in the effectiveness of the Merger under applicable Texas law.

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

                              OF THE GST COMPANIES

         Each of the GST Companies hereby, jointly and severally, represents and warrants to the Company as follows:

         Section 3.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS; CERTIFICATE OF INCORPORATION AND BY-LAWS. Each of the GST Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the GST Companies has provided the Company with true and complete copies of its certificate of incorporation (certified by the Secretary of State of the State of Delaware and the Deputy Director under the Canada Business Corporations Act, respectively) and By-laws (certified by the Secretary of each of the GST Companies, respectively) as in effect on the date hereof. Each of the GST Companies has the requisite corporate power and authority to execute and deliver this Agreement, the employment agreements substantially in the form of Exhibit C hereto with each of the Sellers (the "Employment Agreements"), the Purchase Price Notes and the registration rights agreement substantially in the form of Exhibit D hereto (the "Registration Rights Agreement" and together with this Agreement, the Employment Agreements and the Purchase Price Notes, the "GST Transaction Documents") to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to the extent it is a party thereto; and each of the GST Transaction Documents has been duly authorized and approved by its Board of Directors and no further action on the part of the GST Companies is necessary to authorize the execution and delivery by them of, and the performance of its obligations under, the GST Transaction Documents to which it is a party. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the GST Companies to execute and deliver the GST Transaction Documents to which it is a party and to consummate the transactions contemplated thereunder and, except as set forth on Schedule 3.1 hereto, no action, waiver or consent by any Governmental Authority is necessary to make the GST Transaction Documents to which it is a party a valid instrument binding upon the GST Companies in accordance with its terms.

         Section 3.2 EXECUTION AND DELIVERY. Except as set forth on Schedule 3.2 hereto and as contemplated by the Registration Rights Agreement, none of the GST Companies are required to submit any notice, report or other filing to any Governmental Authority in connection with the execution, delivery or performance of the GST Transaction Documents (other than state "Blue Sky" laws relating to the issuance of the Exchange Shares and the Additional Payments). This Agreement has been duly executed and delivered by the GST Companies and constitutes, and the Employment Agreements, the Purchase Price Notes and the Registration Rights Agreement, when executed and delivered by the GST Companies parties thereto in accordance with their respective terms will constitute, legal, valid and binding obligations of the GST Companies, enforceable against the GST Companies in accordance with its terms to the extent it is a party thereto, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) as such obligations are subject to general principles of equity.

         Section 3.3 NO CONFLICTS; ABSENCE OF DEFAULTS. The execution, delivery and performance of the GST Transaction Documents to which its party by the GST Companies, and the consummation of the transactions contemplated thereby do not and will not conflict with or violate (a) any of the GST Companies' Certificate of Incorporation or By-laws or (b) any agreement governing the organization, management, business or affairs of the GST Companies or, in any material respect, any agreement or instrument to which the GST Companies are bound, or
(c) any material law, administrative regulation or rule or court order, judgment or decree applicable to the GST Companies; nor will the execution and delivery of the GST Transaction Documents or the consummation of the transactions contemplated thereby constitute a material breach of, or any event of default under, any material contract or agreement to which the GST Companies may be bound or affected.

         Section 3.4 CAPITALIZATION. The authorized capital stock of GST consists of an unlimited number of GST Common Shares and 10,000,000 Preference Shares, 25,803,334 shares and 500 shares of which were issued and outstanding at May 20, 1997, respectively. The Exchange Shares are duly authorized and when issued in accordance with the terms and conditions of this Agreement shall be validly issued, fully paid and nonassessable. The Exchange Shares are not subject to any preemptive rights or other similar restrictions.

         Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. GST has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore provided to the Sellers true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1995 (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including, without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of GST, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with United States generally accepted accounting principals ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of GST as at the dates thereof or for the periods presented therein.

         Section 3.6 LEGAL PROCEEDINGS, CLAIMS, ETC. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the best knowledge of the GST Companies, threatened, against the GST Companies or any director, officer or employee thereof relating to this Agreement or the transactions contemplated hereby. None of the GST Companies is in violation of, or default under, any laws, ordinances, regulations, judgements, injunctions, orders or decrees of any Governmental Authority. Except as set forth in the SEC Reports, none of the GST Companies are subject to any judgment, order, injunction or decree of any court, arbitral authority or Governmental Authority that would have a material adverse effect on the business properties, assets, liabilities, conditions (financial or otherwise), results of operations or net worth of GST (a "GST Material Adverse Effect").

         Section 3.7 BROKER. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on any agreements, arrangements or understandings reached or made by, with or on behalf of the GST Companies.

         Section 3.8 CLOSING DATE EFFECT. All of the representations and warranties of the GST Companies are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the GST Companies to the Company and the Sellers on the Closing Date.

         Section 3.9 COMPLETE DISCLOSURE. No representation or warranty made by the GST Companies in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to the Company by or on behalf of the GST Companies pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                      ARTICLE IV ADDITIONAL REPRESENTATIONS

                          AND WARRANTIES OF THE SELLERS

         Each Seller (for himself individually and not as a representative of any other Seller) hereby severally represents and warrants to the GST Companies as of the date of this Agreement, as follows:

         Section 4.1 TITLE TO SHARES; AUTHORITY. Such Seller owns the shares of Common Stock set forth opposite his name in the Preamble hereof, free and clear of all liens, claims or encumbrances. Such Seller has full right, power, legal capacity and authority to transfer and deliver such Shares pursuant to this Agreement.

         Section 4.2 AUTHORITY RELATIVE TO AND VALIDITY OF AGREEMENTS. Such Seller has full power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Employment Agreement to which such Seller is a party and to assume and perform all of his obligations hereunder and thereunder. There are no contractual, statutory, regulatory or other restrictions of any kind upon the power and authority of such Seller to execute and deliver this Agreement, the Registration Rights Agreement or Employment Agreement to which such Seller is a party and to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly executed and delivered by such Seller and constitutes, and the Registration Rights Agreement and the Employment Agreement to which such Seller is a party, when executed and delivered by such Seller in accordance with their terms will constitute, legal, valid and binding obligations of such Seller, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

         Section 4.3 REQUIRED FILINGS AND CONSENTS. Such Seller is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Employment Agreement to which such Seller is a party (other than such Seller's requirement to participate as a joint applicant with the Buyer in any waiver and application for transfer approval to be filed with the Federal Communications Commission, the Public Utilities Commission of Oklahoma or the State Corporation Commission of New Mexico described in Schedule 2.5 hereto). The execution, delivery and performance of this

Agreement, the Registration Rights Agreement and the Employment Agreement to which such Seller is a party do not and will not conflict with or violate any law, regulation, order or decree binding upon such Seller.

         Section 4.4 INVESTMENT. Such Seller is acquiring the Exchange Shares and the Additional Payments for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in such Exchange Shares or Additional Payments (other than any right the spouse of such Seller may have through any applicable community property laws). Such Seller does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity with respect to any of such Exchange Shares or Additional Payments.

         Section 4.5 EXEMPTION FROM REGISTRATION. Such Seller acknowledges that the issuances of the Exchange Shares and the Additional Payments (the "Issuances") are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, such Seller represents and warrants to the GST Companies as follows:

                  (i) Such Seller realizes that the basis for the exemption may not be present if, notwithstanding any representations and/or warranties to the contrary herein contained, such Seller has in mind merely acquiring the Exchange Shares and the Additional Payments for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise; and

                  (ii) Such Seller has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in GST;

         Section  4.6  ACCREDITED  INVESTOR.   Such  Seller  is  an  "accredited
investor," as that term is defined in Rule 501 of Regulation D.

         Section 4.7 AVAILABLE INFORMATION. Such Seller:

                  (i) Has been furnished by GST Companies with any and all documents regarding the GST Companies reasonably requested by such Seller prior to the date hereof;

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

                  (ii) Has been provided opportunities prior to the date hereof to obtain additional information concerning the Issuances and the GST Companies;

                  (iii) Has been given the opportunity prior to the date hereof to ask questions of, and receive answers from, the GST Companies or their representatives concerning the terms and conditions of the Issuances and other matters pertaining to an investment in the Exchange Shares and the Additional Payments, or that which was otherwise provided in order for them to evaluate the merits and risks of Exchange Shares and the Additional Payments;

                  (iv) Has not been furnished with any oral representation or oral information in connection with the Issuances; and

                  (v) Has determined that the Exchange Shares and the Additional Payments are a suitable investment for such Seller and that at this time such Seller could bear a complete loss of such investment.

         Section 4.8 SELLER REPRESENTATIVE. Such Seller is not relying on any statements or representations made by the GST Companies or their affiliates with respect to economic considerations involved in an investment in the Exchange Shares and the Additional Payments. Such Seller is capable of evaluating the merits and risks of an investment in the Exchange Shares and the Additional Payments on the terms and conditions set forth herein.

         Section 4.9 TRANSFER RESTRICTIONS. Such Seller will not sell or otherwise transfer the Exchange Shares or Additional Payment Shares without registration under the Securities Act or an exemption therefrom and such Seller fully understands and agrees that such Seller must bear the economic risk of such Seller's acquisition thereof because, among other reasons, the Exchange Shares and the Additional Payments have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, such Seller is aware that the Exchange Shares and the Additional Payments are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Such Seller also understands that the GST Companies are under no obligation to register the Exchange Shares and the Additional Payments on such Seller's behalf or to assist such Seller in complying with any exemption from the registration requirements of the Securities Act or applicable state securities laws, except as otherwise provided in the Registration Rights Agreement. Such

Seller further understands that sales or transfers of the Exchange Shares and the Additional Payments are further restricted by state securities laws and the provisions of the Registration Rights Agreement.

         Section 4.10 LEGEND. The Seller understands and acknowledges that the certificates for the Exchange Shares and the certificates representing the Additional Payments shall bear a legend substantially as follows until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for GST such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES
                  ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO GST TELECOMMUNICATIONS, INC. (THE "CORPORATION"), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW."

         Section 4.11 CITIZENSHIP; AGE; RESIDENCE. The Seller is a citizen of the United States and is at least 21 years of age. The address set forth next to the Seller's name on the signature pages to this Agreement is the Seller's correct home address.

         Section 4.12 FINDERS. Such Seller represents and warrants that such Seller has not retained any finder, broker, agent, financial advisor, investment banker or other intermediary, other than the Access Group, Newport Beach, California, in connection with the transactions contemplated by this Agreement.

         Section 4.13 INDEBTEDNESS. As of the Closing Date, the total amount of indebtedness for borrowed money or otherwise owed by the Company to Britt E. Bilberry will be $48,223.10, to Timothy Harding Bilberry will be $48,733.26, to Paul S Bilberry will be $13,518.69 and to Luke Bilberry will be $14,395.16 (plus interest accrued on each such amount at 6.5% per annum since May 15, 1997), all of which indebtedness shall be converted into term loans pursuant to Section 5.4 hereof.

               ARTICLE V COVENANTS OF THE COMPANY AND THE SELLERS

         Section 5.1 COVENANTS OF THE COMPANY REGARDING CONDUCT OF BUSINESS OPERATIONS PENDING THE CLOSING. The Company covenants and agrees that between the date hereof and the Closing Date, the Company will carry on its business in the ordinary course consistent with past practice, will use its best efforts to
(i) preserve its business organization intact, (ii) retain the services of its present employees and (iii) preserve the goodwill of its suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the Buyer:

         (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of the Company; (ii) amend or propose to amend its Articles of Incorporation; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside, pay or make any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock;

         (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures in excess of $10,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

         (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

         (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Company Employee Plan to any employee, independent contractor or consultant, enter into any new Company Employee Plan or any new consulting agreement, grant or establish any awards under such Company Employee Plan or agreement, in any such case providing for payments of more than $10,000, or adopt or otherwise amend any of the foregoing;

         (e) take any action except in the ordinary  course of business and in a
manner   consistent   with  past  practice  (none  of  which  actions  shall  be unreasonable or unusual) with respect to accounting policies or procedures;

         (f) enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than
(i) in the ordinary course of business, (ii) relating to indebtedness incurred in clause (b)(iii) of this Section 4.1 and (iii) agreements, if any, relating to the transactions contemplated hereby;

         (g) enter into any material agreement or commitment in respect of network capacity services, switching equipment or services;

         (h) waive any rights of material value or cancel any material debts or claims;

         (i) make any significant organizational or executive personnel changes including, without limitation, to the entry into employment agreements, the material modification of existing employment agreements, or any general or executive officer compensation increases not in accordance with past practices; or

         (j) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

         Section 5.2 NO OTHER NEGOTIATIONS. The Company agrees that, between the date hereof and the Effective Time, the Company will not, nor will it permit any of its Affiliates (as such term is defined in the rules and regulations promulgated under the Securities Act), officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on their behalf to,
(i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of the Company or a material part of its assets or any merger, business combination, consolidation or reorganization, (ii) enter into discussions or negotiations with a third party regarding such an agreement, or
(iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of them.

         Section 5.3 APPROVAL BY SELLERS. The Company will use its best efforts to ensure that, at the Effective Time, the Merger shall have been duly authorized, and this Agreement shall have been duly adopted, by the Sellers in accordance with the TBCA.

         Section 5.4 OUTSTANDING INDEBTEDNESS. On the Closing Date, loans in the principal amounts of $48,223.10, $48,733.26 and $13,518.69 made by Britt E. Bilberry, Timothy Harding Bilberry and Paul S Bilberry, respectively, to the Company shall be converted into term loans, which term loans shall be evidenced by promissory notes issuable to each of the Sellers in substantially the form of Exhibit E hereto (collectively, the "Amended Notes").

         Section 5.5 REGULATORY APPROVALS. Each of the Sellers agrees to cooperate with the GST Companies and to proceed diligently and to use their best effort to take or cause to be taken all actions, to sign such applications and to do or cause to be done all such other things reasonably requested by the GST Companies in connection with obtaining the approvals of the Governmental Authorities described in Schedule 2.5 hereto.

                         ARTICLE VI ADDITIONAL COVENANTS

         Each of the Company and the GST Companies covenants and agrees:

         (a) BEST EFFORTS. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including the execution and delivery of the Employment Agreements.

         (b) COMPLIANCE. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         (c) NOTICE. To give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         (d) ACCESS. Subject to the confidentiality arrangement provided in (e) below, to cause its Affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other parties hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other parties with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

         (e) CONFIDENTIALITY. To hold in strict confidence all data and information obtained from any other party hereto or any subsidiary, division, associate, representative, agent or Affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) that is confidential and shall insure that such representatives do not disclose information to others without the prior written consent of the other parties hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or Affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

         (f) ANNOUNCEMENTS. That all announcements, reports, statements and press releases to the public, the trade or the press or any other third party concerning the transactions contemplated by this Agreement shall be mutually agreed to by the Company and the Buyer before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such press releases or make any such public statement prior to such mutual agreement, except as may be required by law. Copies of any such announcement, report, statements or press release, including any announcement or disclosure required by law or by any Governmental Authority, shall be delivered to each of the parties hereto prior to release.

         (g) TAX FREE REORGANIZATION. To use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code.

                 ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF THE COMPANY AND THE SELLERS

         The obligations of the Company and the Sellers under this Agreement are subject to satisfaction, on or prior to the Closing Date, unless waived in writing by the Company and the Sellers of each of the following conditions:

         Section 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the GST Companies contained in this Agreement shall be true and correct in all respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to that effect and as to the matters set forth in Section 7.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of each of the GST Companies.

         Section 7.2 PERFORMANCE OF COVENANTS. Each of the GST Companies shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

         Section 7.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger shall have been issued or entered and remain in effect.

         Section 7.4 ANCILLARY DOCUMENTS. The Employment Agreements shall have been executed and delivered by Sub and the Sellers and the Purchase Price Notes and the Registration Rights Agreement shall have been executed and delivered by the Sellers and GST, respectively.

         Section 7.5 CONSENTS AND APPROVALS. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

         Section 7.6 OPINION OF COUNSEL TO THE GST COMPANIES. The Sellers shall have received the opinion of Olshan Grundman Frome & Rosenzweig LLP ("OGF&R"), counsel to the GST Companies (who may rely, as to matters not governed by the laws of New York, United States federal law or the Delaware General Corporation Law, on opinions of other counsel reasonably acceptable to OGF&R), dated the Closing Date, in form reasonably satisfactory to the Sellers, substantially to the effect that: (a) the GST Companies are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; (b) the GST Companies have the corporate power to enter into the GST Transaction Documents to which it is party and to consummate the transactions contemplated thereby; (c) the execution and delivery of the GST Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the GST Companies party thereto; (d) each of the GST Transaction Documents has been duly executed and delivered by the GST Companies party thereto and (assuming that each is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the GST Companies party thereto, enforceable against the GST Companies party thereto in accordance with its terms, except (i) as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (ii) as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (e) the Exchange Shares are duly authorized, and when issued will be validly issued, fully-paid and nonassessable and the Common Shares constituting the Additional Payments have been duly authorized and, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable; and (f) none of the execution, delivery or performance of the GST Transaction Documents by the GST Companies party thereto or the consummation by the GST Companies party thereto of the transactions therein contemplated, to the best of such counsel's knowledge, conflict with or result in a breach of, or default under, the GST Companies' articles or certificates of incorporation or By-laws or any material indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other material agreement or other material instrument to which the GST Companies are a party or by which the GST Companies are bound or to which any of the property of the GST Companies are subject or contravene any law, rule or regulation applicable to the GST Companies. For purposes of its opinion described in clause (d) above, OGF&R may assume that the governing law of the GST Transaction Documents is the same as the law of the State of New York.

         Section 7.7 MATERIAL CHANGES. Since the date hereof, there shall not have been any GST Material Adverse Effect.

                ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS
                              OF THE GST COMPANIES

         The obligations of the GST Companies under this Agreement are subject to satisfaction, on or prior to the Closing Date, unless waived in writing by the GST Companies, of each of the following conditions:

         Section 8.1 REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of the Company and the Sellers contained in this Agreement, shall be true and correct in all respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in Section 8.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of the Company.

         Section 8.2 PERFORMANCE OF COVENANTS. The Company and each of the Sellers shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

         Section 8.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of the Company's business shall have been issued or entered and remain in effect.

         Section 8.4 ANCILLARY DOCUMENTS. The Employment Agreements and the Promissory Notes, and the Registration Rights Agreement, shall have been executed and delivered by the Company and GST, respectively.

         Section 8.5 CONSENTS AND APPROVALS. Except as set forth in Schedule 2.5 hereto, all filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this

Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

         Section 8.6 OPINION OF THE COMPANY'S AND SELLERS' COUNSEL. The Buyer shall have received the opinion of McMahon, Surovik, Suttle, Buhrmann, Hicks & Gill, PC ("MSSBHG"), counsel to the Company and the Sellers (who may rely as to matters not governed by the laws of the State of Texas or United States federal law, on opinions of other counsel reasonably acceptable to MSSBHG), dated the Closing Date, in form reasonably satisfactory to the Buyer, substantially to the effect that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; (b) the Company has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (c) the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action on the part of the Company;
(d) each of this Agreement, the Registration Rights Agreement and each Employment Agreement to which a Seller is a party, has been duly executed and delivered by the Company and the Sellers (as the case may be) and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Company and such Sellers, enforceable against the Company and the Sellers (as the case may be) in accordance with their respective terms, except (i) as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (ii) as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (e) the Company Stock is duly authorized, validly issued, fully paid and nonassessable, (f) none of the execution, delivery or performance of this Agreement, the Registration Rights Agreement and the Employment Agreement to which each Seller is a party by the Company or the Sellers or the consummation by the Company and the Sellers of the transactions herein or therein contemplated, to the best of such counsel's knowledge, conflict with or result in a breach of, or default under, the Company's Articles of Incorporation or By-laws or any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or other material instrument to which the Company is a party or by which the Company is bound or to which any of the property of the Company is subject or contravene any law, rule or regulation applicable to the Company (except as otherwise disclosed in this Agreement), (g) to the best of such counsel's knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Company before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a Company Material Adverse Effect, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or which in any manner draws into question the validity or enforceability of this Agreement. For purposes of the opinion described in clause (d) above, MSSBHG may assume that the governing law of this Agreement is the same as the law of the State of Texas.

         Section 8.7 MATERIAL CHANGES. Since the date hereof, there shall not have been any Company Material Adverse Effect.

         Section 8.8 DUE DILIGENCE. The satisfactory completion of a due diligence review of the Company by Buyer and its representatives.

         Section 8.9 APPROVAL BY THE SELLERS. This Agreement shall have been approved and adopted by the requisite affirmative vote of the Sellers in accordance with the TBCA.

         Section 8.10 APPRAISAL RIGHTS. No holder or holders of Company Stock representing more than 2% of the aggregate outstanding number of shares of Company Stock shall have properly exercised, and shall have not failed to take any steps theretofore necessary to perfect or shall have not otherwise subsequently withdrawn or lost, his appraisal rights with respect to such shares.

                           ARTICLE IX INDEMNIFICATION

         Section 9.1 INDEMNIFICATION BY THE COMPANY AND SELLERS. Subject to the limitations set forth in this Article IX, the Company and each of the Sellers, jointly and severally, agrees to indemnify, defend and hold harmless the GST Companies and each of their directors, officers and Affiliates from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the GST Companies or any of their Affiliates may incur or become subject to arising out of or due to the following (individually, an "Indemnifiable Claim" and collectively, "Indemnifiable Claims" when used in the context of the Company and the Sellers, on the one hand, and the GST Companies, on the other hand, as the Indemnified Party (as hereinafter defined): (a) the claims of any broker or finder engaged by the Company and/or the Sellers, (b) any inaccuracy of any representation or the breach of any warranty of the Company or any Seller contained in Articles II and IV hereof or any schedule hereto, (c) any of the matters disclosed in Schedules 2.5, 2.13 and 2.20 hereto, (d) any liabilities or payments required to be made to LEC #1, LEC #2, Carrier #1, LEC #3 or Carrier #2 described in
Schedule 2.7 hereto
in an aggregate amount not to exceed $105,430, (e) the assertion against the GST Companies of any known liability or obligations of the Company, any Seller or any of their Affiliates relating to the Company's operations or any of its assets prior to the Closing Date and not otherwise disclosed herein, whether absolute or contingent, matured or unmatured and (f) any personal injury, death or property damage attributable to products manufactured, processed or sold by the Company and which were sold to any third party prior to the Closing Date, to the extent that the GST Companies do not recover therefor under the Company's applicable insurance policies. The Company and/or the Sellers will reimburse the GST Companies and each Affiliate thereof for any reasonable and documented legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding subject to the limitations set forth in Section 9.4 hereof. The obligations of the Company and Sellers under this Section 9.1 shall be enforceable regardless of whether the GST Companies or any of their directors or employees had knowledge of any inaccuracy of any representation or the breach of any warranty of the Company or any Seller contained in Article II hereof or any schedule hereto.

         Section 9.2 INDEMNIFICATION BY THE GST COMPANIES. Subject to the limitations set forth in this Article IX, each of the GST Companies agrees to indemnify, defend and hold harmless the Company and each of the Sellers from and against any and all Losses that the Company, its Affiliates or any of the Sellers may incur or become subject to arising out of or due to the following
(a) the claims of any broker or finder engaged by the GST Companies, (b) any inaccuracy of any representation or the breach of any warranty of the GST Companies contained in Article III hereof or any schedule hereto and (c) any personal injury, death or property damage attributable to products manufactured, processed or sold by the Company and which are sold to any third party after the Closing Date. The GST Companies will reimburse the Company and/or each of the Sellers for any reasonable and documented legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such loss, claim, liability, action or proceeding. The obligations of the GST Companies under this Section 9.2 shall be enforceable regardless of whether the Company or any Seller had any knowledge of any inaccuracy of any representation or the breach of any warranty of the GST Companies contained in Article III hereof or any schedule hereto.

         Section 9.3 SURVIVAL. The representation and warranties of the parties hereto and the obligation of indemnity provided herein shall survive the Closing and terminate on the second anniversary of this Agreement PROVIDED, however, that the representations and warranties of the Company and the Sellers contained in Section 2.9 shall survive the Closing and terminate on the third anniversary of the date of this Agreement.

         Section 9.4 LIMITATIONS. The rights of indemnity provided herein are limited as follows:

         (a) The GST Companies shall not assert any claim against the Company or any of the Sellers for indemnification hereunder unless and until the amount of all such Indemnifiable Claims shall exceed $150,000.

         (b) No Seller shall assert any claim against any GST Company for indemnification hereunder unless and until the amount of all such Indemnifiable Claims shall exceed $100,000.

         (c) Following provisions shall be applicable with respect to any inaccuracy of any of the following representations and warranties of the Company and the Sellers:

                  (i) The representations and warranties contained in Section 2.5(a) to the extent that any such inaccuracy relates solely to a conflict with or violation of any law, regulation, judgment, order or decree relating specifically to the status or activities of the Company as a provider of telecommunications services;

                  (ii) The representations and warranties contained in Section 2.5(c)(i) to the extent that such inaccuracy relates solely to the loss of any license, franchise, legal privilege or permit relating specifically to the status or activities of the Company as a provider of telecommunications services;

                  (iii) The representations and warranties contained in Section 2.13(b) to the extent that such inaccuracy relates solely to any laws, ordinances, regulations, judgments, injunctions, orders or decrees relating specifically to the status or activities of the Company as a provider of telecommunications services; and

                  (iv) The representations  and warranties  contained in Section
                  2.20 to the extent that such inaccuracy relates solely to (A) laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions relating to telecommunications or (B) franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency relating specifically to the status or activities of the Company as a provider of telecommunications services.

At such time as the amount of all Indemnifiable Claims asserted by the GST Companies exceeds $150,000, the GST Companies may assert Indemnifiable Claims in respect of the Regulatory Representations against the Sellers. At such time as $150,000 of Losses arising out of Indemnifiable Claims in respect of the Regulatory Representations have either been applied to satisfy the $150,000 minimum referred to in Section 9.4(a) or reimbursed to the GST Companies by the Sellers, the GST Companies may no longer assert Indemnifiable Claims in respect of the Regulatory Representations against the Sellers.

         (d) In case any event shall occur which would otherwise entitle any party hereto to assert an Indemnifiable Claim hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of any tax savings realized by such party with respect thereto.

         Section 9.5 THIRD PARTY CLAIMS. In order for a party seeking indemnification (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim, demand or written notice made by any third party against the Indemnified Party (a "Third Party Claim") after the Closing Date, such Indemnified Party must notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the Third Party Claim within 30 days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided that the failure of any Indemnified Party to give timely notice shall not affect his right of indemnification hereunder except to the extent the Indemnifying Party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party). The Indemnifying Party may, in its discretion, effect any settlement of any pending or threatened suit or proceeding which it controls; PROVIDED, HOWEVER, that the Indemnifying Party shall not effect any settlement of any such pending or threatened suit or proceeding (a) without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) or (b) unless such settlement includes (i) an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such suit or proceeding, (ii) no admission or acknowledgment of culpability or wrongdoing by such Indemnified Party and (iii) no provision for any nonmonetary relief to any person to be performed by such Indemnified Party. If an Indemnifying Party shall not have assumed the defense of such pending or threatened suit or proceeding as provided hereunder, such Indemnified Party may effect any settlement of such pending or threatened suit or proceeding only with the Indemnifying Party's prior consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the Indemnified Party;

provided, however, that, in the case of any Third Party Claim of which the Indemnifying Party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the Indemnifying Party.

         Section 9.6 REDUCTION FOR INSURANCE. The gross amount which an Indemnifying Party is liable to, for, or on behalf of the Indemnified Party pursuant to this Article IX (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party related to the Indemnifiable Loss. If an Indemnified Party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such Indemnified Party shall pay to such Indemnifying Party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

         Section 9.7  MATERIALITY  INTERPRETATION.  Solely for  purposes of this
Article IX, and in determining compliance with the condition(s) set forth in this Article IX, the representations and warranties made by the Company and the Sellers in Article II, shall be read and interpreted as if qualifications stated therein with respect to materiality or Company Material Adverse Effect were not contained therein.

         Section 9.8 NOTICE OF CLAIM; DISPUTE. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement, and as a prerequisite to any recovery pursuant to any such indemnification, the Indemnified Party shall, upon obtaining knowledge thereof, promptly notify the Indemnifying Party in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined constitutes an Indemnifiable Claim pursuant to this Article IX (such written notice being hereinafter referred to as "Notice of Claim"). A Notice of Claim shall specify, in reasonable detail, the nature of any such Indemnifiable Claim which gives rise to a right of indemnification. Upon receipt of a Notice of Claim, the Indemnifying Party shall have 20 days to, at Indemnifying Party's sole discretion, either (a) accept the Indemnifiable Claim and undertake proper remedial actions or (b) dispute such Indemnifiable Claim by providing written notice to the Indemnified Party which specified, in reasonable detail, why such Claim does not constitute an Indemnifiable Claim (such written notice being hereinafter referred to as a "Dispute Notice"). In the event a Dispute Notice is issued, the parties shall exercise their best efforts to reach a mutually acceptable resolution of such dispute within 30 days after the issuance of such Dispute Notice. In the event the parties are unable to resolve such dispute within the requisite period, such dispute shall be settled by final and binding arbitration in accordance with
Section 11.8 hereof.

                              ARTICLE X TERMINATION

         Section 10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

         (a) By mutual written consent of the Buyer and the Sellers;

         (b) By either the Buyer or the Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before June 13, 1997;

         (c) By the Sellers if any condition specified in Article VI hereof has not been met or waived by the Sellers at such time as such condition can no longer be satisfied; or

         (d) By the Buyer if any condition specified in Article VII hereof has not been met or waived by the Buyer at such time as such condition can no longer be satisfied; or

         (e) By either the Buyer or the Sellers if a court of competent jurisdiction or Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

         Section 10.2 EFFECT OF TERMINATION. The termination of this Agreement in accordance with Section 9.1 hereof shall have no effect on whatever rights and remedies the parties hereto may have against one another by reason of such termination.

                            ARTICLE XI MISCELLANEOUS

         Section 11.1 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that if such transactions are consummated, Sub shall bear the accountable legal expenses of the Sellers not to exceed $30,000.

         Section 11.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or five days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a) IF TO THE GST COMPANIES TO:

                           GST Telecommunications, Inc.
                           4317 N.E. Thurston Way
                           Vancouver, Washington 98662
                           Attention:  Chief Executive Officer

                           WITH A COPY TO:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention:  Stephen Irwin, Esq.

                  (b) IF TO THE SELLERS OR THE COMPANY TO:

                           Action Telcom Co.
                           400 Pine Street
                           Suite 500
                           Abilene, Texas 79601
                           Attention: Britt E. Bilberry

                           WITH A COPY TO:

                           McMahon, Surovik, Suttle,
                             Buhrmann, Hicks & Gill

                           400 Pine Street
                           Suite 800
                           Abilene, Texas 79601

                           Attention: Paul Cannon, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 11.2.

         Section 11.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings among the parties hereto.

         Section 11.4 BINDING EFFECT, BENEFITS, ASSIGNMENTS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

         Section 11.5 RIGHT OF SET-OFF. The Sellers agree that GST shall have the right at any time and from time to time, upon five days' written notice to the Sellers (any other such notice being expressly waived by Sellers) and to the fullest extent permitted by applicable law, to set off and apply any and all amounts at any time owed by the GST Companies under this Agreement and the Purchase Price Notes against any and all obligations of the Company or the Sellers to the GST Companies now or hereafter existing under this Agreement.

         Section 11.6 AMENDMENT; WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         Section 11.7 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

                  Section 11.8  ARBITRATION.

         (a) Each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this
Agreement or in connection with a breach thereof within 30 days after the claimant gives written notice of such controversy or claim to the other parties, any party hereto may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, the Sellers and Buyer shall each select one arbitrator within 30 days after such demand shall have been given (the "Demand Date") and the two arbitrators, within 60 days following the Demand Date shall select a third arbitrator. If the third arbitrator shall not be selected within 60 days after the Demand Date, either the Sellers or Buyer may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Denver, Colorado and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Denver, Colorado as promptly as practicable thereafter under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to arbitration, as the same may be modified by agreement of the parties. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon such award or decision may be entered in any court having jurisdiction thereof. The Sellers, on the one hand, and Buyer, on the other hand, shall bear equally the cost of such arbitration.

         (b) Notwithstanding the provisions of Section 10.7(a) hereof, the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

         Section 11.9 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 11.10 HEADINGS. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         Section 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                        GST ACTION TELECOM, INC.

                                        By:/s/ John Warta
                                           ------------------------------------
                                           John Warta
                                           Chairman

                                        GST TELECOMMUNICATIONS, INC.

                                        By: /s/ Robert H. Hanson
                                           ------------------------------------
                                           Name: Robert H. Hanson
                                           Title:Senior Vice President

                                        ACTION TELCOM CO.

                                        By: /s/ Britt E. Bilberry
                                           ------------------------------------
                                           Britt E. Bilberry
                                           President


                                           /s/ Britt E. Bilberry
                                           ------------------------------------
                                               BRITT E. BILBERRY

                                           /s/ Timothy Harding Bilberry
                                           ------------------------------------
                                               TIMOTHY HARDING BILBERRY


                                           /s/ Paul S Bilberry
                                           ------------------------------------
                                               PAUL S BILBERRY

         The Registrant hereby undertakes to furnish supplementally to the Commission upon request a copy of any omitted schedule to the Agreement and Plan of Merger dated as of May 31, 1997, by and among Action Telcom Co., Britt E. Bilberry, Timothy Harding Bilberry, Paul S Bilberry, GST Action Telecom, Inc. and the Registrant.